FORM 8-A

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                  _____________________________

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934
                  _____________________________

                     Entergy Louisiana, Inc.
     (Exact name of registrant as specified in its charter)

     Louisiana               1-8474              71-0245590
     (State of          (Commission File      (I.R.S. Employer
  incorporation or          Number)          Identification No.)
   organization)

                     4809 Jefferson Highway
                   Jefferson, Louisiana 70121
                         (504) 840-2734
                          (Address of
                      principal executive
                       offices, including
                           zip code)

                 _______________________________

     Securities to be registered pursuant to Section 12(b) of the
Act:

      Title of each class        Name of each exchange on which
      to be so registered        each class is to be so registered
  7.60% Series First Mortgage        New York Stock Exchange
    Bonds Due April 1, 2032

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

     Securities Act registration statement file number to which this form relates: 333-93683
                 (if applicable)

     Securities to be registered pursuant to Section 12(g) of the
Act:   None

     The Commission is respectfully requested to send copies of all notices, orders and communications to:

    Mark G. Otts, Esq.              Kimberly M. Reisler, Esq.
    Entergy Services, Inc.          Thelen Reid & Priest LLP
    639 Loyola Avenue               40 West 57th Street
    New Orleans, Louisiana 70113    New York, New York  10019
    (504) 576-5228                  (212) 603-2207

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be
Registered.

     The  securities to be registered hereby are the 7.60% Series
First  Mortgage Bonds due April 1, 2032 (the "Bonds") of  Entergy
Louisiana, Inc. (the "Company"), a Louisiana corporation.

     A description of the Bonds is contained in the Prospectus included in the Registration Statement on Form S-3 of Entergy Louisiana, Inc., Registration Statement File No. 333-93683, which was declared effective by the Securities and Exchange Commission on March 6, 2000, as supplemented by a Prospectus Supplement dated March 20, 2002 relating to the Bonds filed pursuant to Rule 424(b) under the Securities Act of 1933 on March 22, 2002. Such description, as so supplemented, is incorporated herein by reference.

Item 2.   Exhibits.

     The Bonds described herein are to be listed on the New York Stock Exchange. Accordingly, the following exhibits required in accordance with Part II to the instructions as to exhibits to Form 8-A have been duly filed with the New York Stock Exchange.

Exhibit Description                   Method of Filing

1(a)    *Registration  Statement  on  Previously    filed     as
        Form  S-3  filed by  Entergy  Registration Statement No.
        Louisiana, Inc.               333-93683.

1(b)    *Prospectus       Supplement  Previously filed  pursuant
        dated  March 20, 2002  filed  to  Rule  424(b)(2)  under
        by Entergy Louisiana, Inc.    the Securities Act of 1933

4(a)    *Amended     and    Restated  Exhibit      3(a)       to
        Articles   of  Incorporation  Registration Statement  on
        of the Company, as amended.   Form  S-3 in File No. 333-
                                      93683.

4(b)    *By-Laws of the Company,  as  Exhibit      3(b)       to
        amended.                      Registration Statement  on
                                      Form  S-3 in File No. 333-
                                      93683.

4(c)    *Mortgage and Deed of  Trust  Exhibit 7(d) in File No. 2-
        dated  as of April 1,  1944,  5317.
        as   amended  by  fifty-five
        Supplemental Indentures.

4(d)    Supplemental      Indentures
        supplementing said  Mortgage
        and Deed of Trust

        *First          Supplemental  Exhibit 7(b) in File No. 2-
        Indenture                     7408.

        *Second         Supplemental  Exhibit 7(c) in File No. 2-
        Indenture                     8636.

        *Third          Supplemental  Exhibit 4(b)-3 in File No.
        Indenture                     2-10412.

        *Fourth         Supplemental  Exhibit 4(b)-4 in File No.
        Indenture                     2-12264.

        *Fifth          Supplemental  Exhibit 2(b)-5 in File No.
        Indenture                     2-12936.

        *Sixth          Supplemental  Exhibit D in File No.  70-
        Indenture                     3862.

        *Seventh        Supplemental  Exhibit  2(b)-7  in   File
        Indenture                     No.2-22340.

        *Eighth         Supplemental  Exhibit 2(c) in File No. 2-
        Indenture                     24429.

        *Ninth          Supplemental  Exhibit 4(c)-9 in File No.
        Indenture                     2-25801.

        *Tenth          Supplemental  Exhibit4(c)-10 in File No.
        Indenture                     2-26911.

        *Eleventh       Supplemental  Exhibit 2(c) in File No. 2-
        Indenture                     28123.

        *Twelfth        Supplemental  Exhibit 2(c) in File No. 2-
        Indenture                     34659.

        *Thirteenth     Supplemental  Exhibit   C  to  Rule   24
        Indenture                     Certificate in File No. 70-
                                      4793.

        *Fourteenth     Supplemental  Exhibit 2(b)-2 in File No.
        Indenture                     2-38378.

        *Fifteenth      Supplemental  Exhibit 2(b)-2 in File No.
        Indenture                     2-39437.

        *Sixteenth      Supplemental  Exhibit 2(b)-2 in File No.
        Indenture                     2-42523.

        *Seventeenth    Supplemental  Exhibit   C  to  Rule   24
        Indenture                     Certificate in File No. 70-
                                      5242.

        *Eighteenth     Supplemental  Exhibit   C  to  Rule   24
        Indenture                     Certificate in File No. 70-
                                      5330.

        *Nineteenth     Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      5449.

        *Twentieth      Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      5550.

        *Twenty-first   Supplemental  Exhibit A-(6)a to Rule  24
        Indenture                     Certificate in File No. 70-
                                      5598.

        *Twenty-second  Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      5711.

        *Twenty-third   Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      5919.

        *Twenty-fourth  Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6102.

        *Twenty-fifth   Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6169.

        *Twenty-sixth   Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6278.

        *Twenty-seventh               Exhibit  C-1  to  Rule  24
        Supplemental Indenture        Certificate in File No. 70-
                                      6355.

        *Twenty-eighth  Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6508.

        *Twenty-ninth   Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6556.

        *Thirtieth      Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6635.

        *Thirty-first   Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6834.

        *Thirty-second  Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6886.

        *Thirty-third   Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6993.

        *Thirty-fourth  Supplemental  Exhibit  C-2  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6993.

        *Thirty-fifth   Supplemental  Exhibit  C-3  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6993.

        *Thirty-sixth   Supplemental  Exhibit A-(2)a to Rule  24
        Indenture                     Certificate in File No. 70-
                                      7166.

        *Thirty-seventh               Exhibit A-(2)a in File No.
        Supplemental Indenture        70-7226.

        *Thirty-eighth  Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      7270.

        *Thirty-ninth   Supplemental  Exhibit 4(a) to Form  10-Q
        Indenture                     for the quarter ended June
                                      30,  1988 in File  No.  1-
                                      8474.

        *Fortieth       Supplemental  Exhibit A-2(b) to Rule  24
        Indenture                     Certificate in File No. 70-
                                      7553.

        *Forty-first    Supplemental  Exhibit A-2(d) to Rule  24
        Indenture                     Certificate in File No. 70-
                                      7553.

        *Forty-second   Supplemental  Exhibit A-3(a) to Rule  24
        Indenture                     Certificate in File No. 70-
                                      7822.

        *Forty-third    Supplemental  Exhibit A-3(b) to Rule  24
        Indenture                     Certificate in File No. 70-
                                      7822.

        *Forty-fourth   Supplemental  Exhibit A-2(b) to Rule  24
        Indenture                     Certificate in File No. 70-
                                      7822.

        *Forty-fifth    Supplemental  Exhibit A-3(c) to Rule  24
        Indenture                     Certificate in File No. 70-
                                      7822.

        *Forty-sixth    Supplemental  Exhibit A-2(c) to Rule  24
        Indenture                     Certificate dated April 7,
                                      1993 in File No. 70-7822.

        *Forty-seventh  Supplemental  Exhibit A-3(d) to Rule  24
        Indenture                     Certificate dated June  4,
                                      1993 in File No. 70-7822.

        *Forty-eighth   Supplemental  Exhibit A-3(e) to Rule  24
        Indenture                     Certificate dated December
                                      21,  1993 in File No.  70-
                                      7822.

        *Forty-ninth    Supplemental  Exhibit A-3(f) to Rule  24
        Indenture                     Certificate  dated  August
                                      1,  1994  in File No.  70-
                                      7822.

        *Fiftieth       Supplemental  Exhibit A-4(c) to Rule  24
        Indenture                     Certificate          dated
                                      September 28, 1994 in File
                                      No. 70-7653.

        *Fifty-first    Supplemental  Exhibit A-2(a) to Rule  24
        Indenture                     Certificate dated April 4,
                                      1996 in File No. 70-8487.

        *Fifty-second   Supplemental  Exhibit A-2(a) to Rule  24
        Indenture                     Certificate dated April 3,
                                      1998 in File No. 70-9141.

        *Fifty-third    Supplemental  Exhibit A-2(b) to Rule  24
        Indenture                     Certificate dated April 9,
                                      1999 in File No. 70-9141.

        *Fifty-fourth   Supplemental  Exhibit A-3(a) to Rule  24
        Indenture                     Certificate dated July  6,
                                      1999 in File No. 70-9141.

        *Fifty-fifth    Supplemental  Exhibit A-2(c) to Rule  24
        Indenture                     Certificate dated June  2,
                                      2000 in File No. 70-9141.

        Form      of     Fifty-sixth  Filed herewith.
        Supplemental Indenture

4(e)    Form of Bond                  Filed herewith.

* Previously filed as indicated and incorporated herein by reference.

                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  March 25, 2002             ENTERGY LOUISIANA, INC.



                                   By:/s/ Steven C, McNeal
                                       Steven C. McNeal
                                       Vice President and
                                       Treasurer